EX-33.5
(logo) HOMEBANC
CORP.

Assessment of Compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB

HomeBanc Mortgage Corporation ("HBMC") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of
Item 1122 of Regulation AB, as of and for the 9 month period ending September 30, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which HBMC acted as servicer involving first lien and second lien residential mortgage loans dated on or after January 1, 2006 to and including September 30, 2007 specifically the asset-backed securities transactions set forth in Appendix B hereto (the "Platform").

HBMC has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the period ending September 30, 2007, and HBMC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto.

Except as otherwise noted in Appendix A hereto, HBMC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to HBMC based on the activities it performs, directly or through its Vendors, with respect to the Platform.

HBMC has complied, in all material respects, with the applicable servicing criteria as of September 30, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HBMC has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of September 30, 2007, and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

A registered public accounting firm has issued an attestation report on HBMC's assessment of compliance with the applicable servicing criteria for the Reporting Period.



Date: December 3, 2007
By: /s/ Marilyn Eberhardt
Name: Marilyn Eberhardt
Title: Vice President, Loan Servicing



Residential Mortgage
License FL*NC*GA #15622

(logo) EQUAL HOUSING
LENDER


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Appendix A - 1122 Servicing Criteria Table


                                                                                   Inapplicable
Reg AB                                                             Performed by    Servicing            Material Non-
Reference                       Servicing Criteria                 HBMC            Criteria             Compliance
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X                                None
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X                                None
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                    X                N/A
                agreements to maintain a back-up servicer
                for the Pool Assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X                                None
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited              Related to      Related to           None
                into the appropriate custodial bank                accounts        accounts
                accounts and related bank clearing                 maintained by   maintained by
                accounts no more than two business days            the             the Master
                following receipt, or such other number            Subservicer     Servicer
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on            Related to      Related to           None
                behalf of an obligor or to an investor             accounts        accounts
                are made only by authorized personnel.             maintained by   maintained by
                                                                   the             the Master
                                                                   Subservicer     Servicer

1122(d)(2)(iii) Advances of funds or guarantees                    Related to      Related to           None
                regarding collections, cash flows or               accounts        accounts
                distributions, and any interest or other           maintained by   maintained by
                fees charged for such advances, are made,          the             the Master
                reviewed and approved as specified in              Subservicer     Servicer
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                       Related to      Related to           None
                transaction, such as cash reserve                  accounts        accounts
                accounts or accounts established as a              maintained by   maintained by
                form of overcollateralization, are                 the             the Master
                separately maintained (e.g., with respect          Subservicer     Servicer
                to commingling of cash) as set forth in
                the transaction agreements.

                                                                                   Inapplicable
Reg AB                                                             Performed by    Servicing            Material Non-
Reference                       Servicing Criteria                 HBMC            Criteria             Compliance

1122(d)(2)(v)   Each custodial account is maintained at            Related to      Related to           None
                a federally insured depository                     accounts        accounts
                institution as set forth in the                    maintained by   maintained by
                transaction agreements. For purposes of            the             the Master
                this criterion, "federally insured                 Subservicer     Servicer
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of the Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as              Related to      Related to           None
                to prevent unauthorized access.                    accounts        accounts
                                                                   maintained by   maintained by
                                                                   the             the Master
                                                                   Subservicer     Servicer

1122(d)(2)(vii) Reconciliations are prepared on a                  Related to      Related to           Bank reconciliations
                monthly basis for all asset-backed                 accounts        accounts             were completed
                securities related bank accounts,                  maintained by   maintained by        within 30 days of
                including custodial accounts and related           the             the Master           bank statement
                bank clearing accounts. These                      Subservicer     Servicer             cutoff date for all
                reconciliations: are (A) mathematically                                                 months with the
                accurate; (B) prepared within 30                                                        exception of August
                calendar days after the bank statement                                                  and September.
                cutoff date, or such other number of days                                               This was caused by
                specified in the transaction agreements;                                                staffing issues after
                (C) reviewed and approved by someone                                                    the Company filed
                other than the person who prepared the                                                  bankruptcy.
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those              Related to      Related to           None
                to be filed with the Commission, are               reports         reports
                maintained in accordance with the                  prepared by     prepared by
                transaction agreements and applicable              the             the Master
                Commission requirements. Specifically,             Subservicer     Servicer
                such reports: (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or the
                indenture trustee's records as to the
                total unpaid principal balance and
                number of Pool Assets serviced by the
                related Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated             Related to      Related to           None
                and remitted in accordance with                    remittance to   remittance to
                timeframes, distribution priority and              the Master      investors
                other terms set forth in the transaction           Servicer
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are              Related to      Related to           None
                posted within two business days to the             remittance to   remittance to
                Servicer's investor records, or such other         the Master      investors
                number of days specified in the transaction        Servicer
                agreements.

                                                                                   Inapplicable
Reg AB                                                             Performed by    Servicing            Material Non-
Reference                       Servicing Criteria                 HBMC            Criteria             Compliance

1122(d)(3)(iv)  Amounts remitted to investors per the              Related to      Related to           None
                investor reports agree with cancelled              remittance to   remittance to
                checks, or other form of payment, or               the Master      investors
                custodial bank statements.                         Servicer

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets              Related to      Related to           None
                is maintained as required by the                   collateral      collateral not
                transaction agreements or related pool             held by the     held by the
                asset documents.                                   Subservicer     Subservicer

1122(d)(4)(ii)  Pool assets and related documents are              Related to      Related to           None
                safeguarded as required by the                     documents       documents held
                transaction agreements.                            held by the     by the Custodian
                                                                   Servicer

1122(d)(4)(iii) Any additions, removals or                         Related to the  Related to the       None
                substitutions to the asset pool are made,          activities of   activities of the
                reviewed and approved in accordance with           the             Master Servicer
                any conditions or requirements in the              Subservicer     and/or Custodian
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X                                None
                payoffs, made in accordance with related
                pool asset documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The related Servicer's records regarding the           X                                None
                pool assets agree with the related Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or               Related to the  Related to the       None
                status of an obligor's pool asset (e.g.,           activities of   activities of the
                loan modifications or re-agings) are               the             Master Servicer
                made, reviewed and approved by authorized          Subservicer
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                Related to the  Related to the       None
                (e.g., forbearance plans, modifications            activities of   activities of the
                and deeds in lieu of foreclosure,                  the              Master Servicer
                foreclosures and repossessions, as                 Subservicer
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

                                                                                   Inapplicable
Reg AB                                                             Performed by    Servicing            Material Non-
Reference                       Servicing Criteria                 HBMC            Criteria             Compliance

1122(d)(4)(viii)Records documenting collection efforts                 X                                Collection activities
                are maintained during the period a pool                                                 related to delinquent
                asset is delinquent in accordance with                                                  mortgage loans were
                the transaction agreements. Such records                                                not always performed
                are maintained on at least a monthly                                                    within required time
                basis, or such other period specified in                                                periods or
                the transaction agreements, and describe                                                documentation was
                the entity's activities in monitoring                                                   not maintained to
                delinquent pool assets including, for                                                   support this activity.
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X                                None
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X                                None
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  X                                None
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          X                                None
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     X                                None
                obligor are posted within two business
                days to the obligor's records maintained
                by the servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X                                None
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                      X                N/A
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                Regulation AB, is maintained as set
                forth in the transaction agreements.



(page)


Appendix B


Mortgage loans that are the subject of the following asset-backed securities transactions that occurred on or after January 1, 2006 to and including September 30, 2007:

HomeBanc Mortgage Trust 2006-1
HomeBanc Mortgage Trust 2006-2
HomeBanc Mortgage Trust 2007-1
Bear Stearns ALT-A Trust 2006-1
Bear Stearns ALT-A Trust 2006-2
Bear Stearns ALT-A Trust 2006-5
Bear Stearns ALT-A Trust 2006-7
Bear Stearns ALT-A Trust 2007-1
Bear Stearns ALT-A Trust 2007-2
Bear Stearns ALT-A Trust 2007-3
Bear Stearns ARM Trust 2006-4
Bear Stearns Asset Backed Securities Trust 2006-SD4
Bear Stearns Asset Backed Securities Trust 2007-SD3
Citigroup Mortgage Loan Trust 2006-AR6
Citigroup Mortgage Loan Trust 2006-AR7
Citigroup Mortgage Loan Trust 2007-AR1
Credit Suisse CSAB 2007-1
Credit Suisse CSMC 2007-4
Credit Suisse CSMC 2007-5
SACO I Trust 2006-9
SACO I Trust 2007-1


(page)


Appendix C


Default Activities:

Bank Reconciliations:

Bank reconciliations were completed within 30 days of bank statement cutoff date for all months with the exception of August and September. This was caused by staffing issues after the Company filed bankruptcy. Effective October 1, 2007, the Company entered into a subservicing arrangement with a third party to ensure timely completion of all servicing activities.

Collection Activities:

Collection activities related to delinquent mortgage loans were not always performed within required time periods or documentation was not maintained to support this activity. The Company changed collection queues to prompt timely activity on accounts. In addition, effective October 1, 2007, the Company entered into a subservicing arrangement with a third party to ensure timely completion of all servicing activities.